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                                                                    EXHIBIT 99.1

                         SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE Agreement (this "AGREEMENT") dated as of June 13, 2002 between ChromaVision Medical Systems, Inc., a Delaware corporation (the "COMPANY"), and Safeguard Delaware, Inc., a Delaware corporation (the "PURCHASER") and Safeguard Scientifics, Inc., a Delaware corporation ("SAFEGUARD SCIENTIFICS"). Certain other terms are used herein as defined in Annex 1 hereto or elsewhere in this Agreement.

                                   BACKGROUND

      The Purchaser and the Company are entering into this Agreement as the first step of a multi-step transaction described in Annex 2 hereto. In addition, contemporaneously with the execution and delivery hereof, certain officers and directors requested by the Purchaser (as hereafter defined) are each executing and delivering to the Purchaser a letter agreement (the "SHAREHOLDERS LETTER AGREEMENTS") which, among other things, restricts such stockholders from alienating prior to the Second Closing Date certain shares of Common Stock of the Company now owned by them, obligates them to vote or cause to be voted at the Stockholders Meeting referred to in Section 1.4(a) hereof all shares of Common Stock held of record or beneficially by them in favor of the matters described in Section 1.4(a), and grants a proxy to the Purchaser to so vote all such shares.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. PURCHASE AND SALE OF INITIAL PURCHASE SHARES, INTERIM PURCHASE SHARES, FUTURE PURCHASE SHARES AND WARRANT.

      1.1 Purchase and Sale. Upon the terms and conditions contained herein, the Company shall issue and sell to the Purchaser or its designee, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser or its designee shall purchase from the Company:

            (a) 4,053,641 shares of common stock ("COMMON STOCK"), $.01 par value, of the Company (the "INITIAL PURCHASE SHARES") for a total purchase price of $6,425,021 payable in cash;

            (b) 100 additional shares of Common Stock (the "INTERIM PURCHASE SHARES") for a total purchase price of $158.50; and

            (c) 362,663 additional shares of Common Stock (the "FUTURE PURCHASE Shares") and a warrant in the form of Annex 3 hereto (the "WARRANT") for a total purchase price of $574,821 payable in cash in accordance with Section 1.3.

            (d) The purchase and sale of the Initial Purchase Shares shall take place at a closing (the "CLOSING") to be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania on the date hereof, or on such other date and at such time as


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may be mutually agreed upon by the parties (the "CLOSING DATE"). At the Closing,
(a) the Company will issue and deliver a certificate evidencing the Initial Purchase Shares, registered in the name of the Purchaser or its designee, against payment to the Company of the $6,425,021 purchase price, payable by wire transfer of immediately available funds in accordance with wire transfer instructions to be delivered to the Purchaser by the Company prior to the Closing and (b) the Company and the Purchaser will enter into the Registration Rights Agreement in the form of Annex 4 hereto.

            (e) On July 11, 2002, the Company will issue and deliver a certificate evidencing the Interim Purchase Shares, registered in the name of the Purchaser or its designee, against payment to the Company of $158.50, payable by wire transfer of immediately available funds in accordance with wire transfer instructions to be delivered to the Purchaser by the Company prior to such date or by such other method of payment as the parties may agree. The parties hereto hereby acknowledge that their express intent in effecting the purchase and sale of the Interim Purchase Shares at a per share price of $1.585 is to clarify, confirm and establish that from and after the issuance of the Interim Purchase Shares to Purchaser or its designee, the Conversion Price (as defined in the Certificate of Designations of the Series D Preferred Stock) of the Series D Preferred Stock will be $1.585 until further adjusted thereafter in accordance with the Certificate of Designation of the Series D Preferred Stock.

            (f) If a designee is designated as contemplated above, such designee shall be a wholly-owned subsidiary of Safeguard Scientifics or one of its wholly-owned subsidiaries, and the Purchaser shall continue to be liable for the performance of all obligations of the "Purchaser" under this Agreement.

      1.2 Purchase and Sale of Future Purchase Shares and Warrant.

            (a) On the later of (a) July 11, 2002 and (b) the date on which the condition set forth in Section 1.5(b) has been satisfied (such date, the "SECOND CLOSING DATE"), the Company shall issue and sell to the Purchaser or its designee, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser or its designee shall purchase from the Company, the Future Purchase Shares and the Warrant for a total purchase price of $574,821 (the "SECOND CLOSING").

            (b) On the Second Closing Date, the Company will (i) issue and deliver a certificate evidencing the Future Purchase Shares, registered in the name of the Purchaser or its designee and (ii) execute and deliver the Warrant, against payment to the Company of the $574,821 purchase price, payable by wire transfer of transfer of immediately available funds in accordance with wire transfer instructions to be delivered to the Purchaser by the Company prior to the Second Closing Date.

      1.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchase Shares, the Interim Purchase Shares and the Future Purchase Shares and the Warrant (collectively, the "SECURITIES") for (i) any legally permitted general corporate purposes reasonably relating to or incurred in connection with the performance of the business plan of the Company in the form last presented to and approved by the Board of Directors of the Company prior to the date hereof or, to the extent amended with the approval of a majority of those


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members of the Company's Board of Directors who are employees of Purchaser or any of its Affiliates (the "BUSINESS PLAN"), and (ii) the payment of expenses incurred in connection with this transaction as provided for in Section 5.1.

      1.4 Stockholders Meeting.

            (a) The Company shall take all actions necessary, in accordance with the Delaware General Corporation Law, its Charter and By-laws (each as defined below), the Exchange Act and all other applicable laws, to duly call, give notice of, convene and hold a special meeting of its stockholders (the "STOCKHOLDER MEETING") as promptly as practicable, to consider and vote upon the approval of (i) the issuance by the Company to the Purchaser of the Future Purchase Shares and the Warrant upon the terms and conditions set forth herein,
(ii) the preemptive and other rights granted to the Purchaser by the Company under Section 4.3 hereof and (iii) the issuance by the Company of more than an aggregate of 4,002,547 shares of Common Stock upon the conversion of shares of the Company's Series D 5% Cumulative Convertible Preferred Stock (the "SERIES D PREFERRED STOCK"), payment of dividends thereon or upon exercise of the Series D Warrants. The Company shall (i) use its commercially reasonable best efforts to solicit from its stockholders proxies in favor of the foregoing proposals and to take all other commercially reasonable action within its power to secure the vote of its stockholders in favor thereof and (ii) otherwise comply with all legal requirements applicable to such meeting.

            (b) The Company shall prepare and file with the SEC as promptly as practicable a proxy statement under the Exchange Act (the "PROXY STATEMENT") with respect to the matters to be voted on by stockholders pursuant to Section 1.4(a). The Company will thereafter use its best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive proxy statement and proxy to be mailed to stockholders of the Company as promptly as practicable. The proxy statement shall include the unanimous recommendation of the Board of Directors of the Company (excluding one director who did not participate in the relevant meetings of directors and one director who is an employee of Safeguard Scientifics and abstained) that the stockholders of the Company vote in favor of adoption and approval of the matters described in
Section 1.4(a).

            (c) The information provided and to be provided by the Company for use in the Proxy Statement shall at all times prior to the Stockholder Meeting be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading. The Proxy Statement, when filed with the SEC or any appropriate government official, shall comply as to form in all material respects with all applicable requirements of law.

            (d) Purchaser agrees to vote all votes it is entitled to cast with respect to the shares of Common Stock and Series D Preferred Stock held of record or beneficially by the Purchaser and as to which it holds a proxy at the Stockholder Meeting in favor of approval of the matters described in Section 1.4(a) and agrees to cause its Affiliates to vote all votes they are entitled to cast with respect to the shares of Common Stock and Series D Preferred Stock held of record or beneficially by them and as to which any of them holds a proxy at the Stockholder Meeting in favor of approval of the matters described in
Section 1.4(a).


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            (e) If the requisite vote of the stockholders of the Company as contemplated in Section 1.4(a) is not received approving each of the matters described in such Section on or before the date that is ninety (90) days following the date hereof, the Company shall immediately pay the Purchaser $700,000 (the "SECOND CLOSING TERMINATION FEE") by wire transfer of immediately available funds in accordance with wire transfer instructions delivered by the Purchaser to the Company prior to such date.

      1.5 Conditions to the Closing.

            (a) The obligation of the Purchaser to purchase and pay for the Initial Purchase Shares is subject to the conditions precedent that the Purchaser has (a) entered into separate purchase agreements (each, a "SERIES D PURCHASE AGREEMENT") with each of the holders of Series D Preferred Stock, other than the Purchaser, providing for the purchase by the Purchaser from such holders of an aggregate of 12,000 shares of the Series D Preferred Stock and (b) consummated the purchase of such 12,000 shares of Series D Preferred Stock pursuant to the Series D Purchase Agreements.

            (b) The obligation of the Purchaser to purchase and pay for the Future Purchase Shares and the Warrant is subject to the condition precedent that the matters described in Section 1.4(a) shall have received the requisite vote of the stockholders of the Company as contemplated in Section 1.4(a).

      1.6 Obligations of Safeguard Scientifics. Safeguard Scientifics shall cause the Purchaser to perform all of its obligations under the Transaction Documents.

      1.7 Other Matters.

            (a) The Purchaser hereby waives its rights under Section 5(m) of the Certificate of Designations of the Series D Preferred Stock with respect to the transactions contemplated herein.

            (b) The Purchaser hereby acknowledges that any shares of Series D Preferred Stock purchased by it under the Series D Purchase Agreement shall be subject to the terms of the Agreement, entered in on February __, 2002, between the Company and the Purchaser.

            (c) The Purchaser hereby acknowledges and agrees that its registration rights with respect to the Common Stock issuable upon conversion of shares of Series D Preferred Stock held by it (including shares purchased pursuant to the Series D Purchase Agreement) and the Common Stock issuable upon exercise of the warrant issued to it concurrently with its initial purchase of shares of Series D Preferred Stock on July 10, 2001 (the "2001 Warrant") will be limited to those set forth in the Registration Rights Agreement referred to in
Section 1.1(d) and that the Company will have no obligations with respect to such registration under the Registration Rights Agreement dated July 10, 2001 (the "2001 Registration Rights Agreement") with respect to such Common Stock except as provided below. For so long as the Registration Period referred to in
Section 5 of the 2001 Registration Rights Agreement has not expired as to all of the purchasers who are parties to that Agreement other than the Purchaser, the Company will perform all of its obligations under that Agreement (as amended by this Agreement) with respect to shares issuable upon conversion of Series D Preferred Stock and exercise of the 2001


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Warrant owned by Purchaser (excluding, however, any obligation to increase the number shares registered under the existing registration statement or to file a new registration statement for additional shares that become issuable upon conversion of the Series D Preferred Stock or the 2001 Warrant as a result of Purchaser's purchase of shares of Common Stock pursuant to this Agreement or any other purchases of shares of Common Stock from the Company after the date hereof).

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

      2.1 Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed in the Pre-Agreement SEC Documents (as defined below). Except where specifically indicated to the contrary, all references in this Article 2 to the Company shall be deemed to refer to the Company and such subsidiaries. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, prospects, properties or condition (financial or otherwise) of the Company and which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries taken as a whole, and any material adverse effect on the transactions contemplated by, or the rights or remedies of the Purchasers or obligations of the Company under the Transaction Documents or any other agreement or document contemplated hereby or thereby.

      2.2 Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Initial Purchase Shares, Interim Purchase Shares, the Future Purchase Shares, the Warrant and the Warrant Shares have been duly authorized by all necessary corporate action, and no further consent is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. The transactions contemplated by the Transaction Documents have been (x) negotiated and approved by a special committee of the board of directors of the Company formed for the purpose of considering such transactions and (ii) approved by the majority vote of the disinterested directors of the Company. The special committee of the board of directors of the Company has received, on the date of this Agreement, the oral opinion of Houlihan, Lokey, Howard & Zukin, to be confirmed in writing, to the effect that as of such date and subject to the assumptions and qualifications contained therein, the consideration to be


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received by the Company hereunder is fair to the Company and the stockholders of the Company (other than the Purchaser and its Affiliates) from a financial point of view.

      2.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, 200,000 shares of Series C Convertible Preferred Stock and 12,500 shares of Series D Preferred Stock, of which there are 20,278,843 shares of Common Stock and 12,500 shares of Series D Preferred Stock issued and outstanding. Except as set forth on SCHEDULE 2.3, no shares of Common Stock and no shares of preferred stock are reserved for issuance to persons other than the Purchaser. All of the outstanding shares of the Common Stock and preferred stock have been validly issued and are fully paid and non-assessable. Other than the Series D Preferred Stock, no shares of capital stock are entitled to preemptive rights and, except as set forth on SCHEDULE 2.3, there are no outstanding options or outstanding warrants for shares of Common Stock. Except as set forth on SCHEDULE 2.3, there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. The Company has furnished the Purchaser with a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS"). The Company has no agreements with the National Association of Securities Dealers or any Governmental Authority that would restrict the voting rights of any shares of Common Stock received by the Purchaser upon the conversion of any shares of Series D Preferred Stock. Upon the consummation of the transactions contemplated by this Agreement and the Series D Purchase Agreement, the subsequent conversion by the Purchaser of all of the shares of Series D Preferred Stock acquired by it pursuant to the Series D Purchase Agreement and presently held by it and the exercise of any rights to purchase additional shares of Common Stock under the Warrant which have become exercisable at that time, the Purchaser will have the right to vote a majority of the votes entitled to be cast in a vote of the shares of Common Stock.

      2.4 Issuance of Securities. The Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon issuance in accordance with the terms of this Agreement and the Warrant, the Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares and the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all Liens, claims and encumbrances, and, subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT" or the "ACT"), the Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares and the Warrant Shares will be entitled to be quoted and/or listed on the Nasdaq National Market, the American Stock Exchange, the New York Stock Exchange or Nasdaq Small Cap Market (collectively, the "APPROVED MARKETS"), and the holders of such Initial Purchase Shares, Future Purchase Shares and the Warrant Shares shall be entitled to all rights and preferences then accorded to a holder of Common Stock. The outstanding shares of freely tradable Common Stock are currently quoted on the Nasdaq National Market (the "PRINCIPAL MARKET").


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      2.5 No Conflicts. The execution, delivery and performance of the
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Securities and the issuance of the Warrant Shares do not and will not (i) result in a violation of the Company's Charter or By-Laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, "COMPANY AGREEMENTS"), (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iv) conflict with, constitute a default under, or result in a violation of any rule or regulation of, or any agreement with, a self-regulatory authority, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements, and (iii) all applicable laws, ordinances or regulations of any Governmental Authority, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except as set forth on
SCHEDULE 2.5, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or to issue and sell the Securities, except for the registration provisions provided in the Registration Rights Agreement and the requirements of the Nasdaq Stock Market, Inc.

      2.6 SEC Documents; No Non-Public Information. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange, and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by them with the Securities and Exchange Commission ("SEC") since December 31, 1998 pursuant to the reporting requirements of the Exchange Act, including all such proxy information and registration statements, and any amendments thereto required to have been filed as of the Closing Date (all of the foregoing including filings incorporated by reference therein, together with all registration statements filed under the Securities Act, being referred to herein as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries required to be disclosed therein as of the dates thereof, and no event or circumstance has occurred prior to the date hereof which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed or which will be disclosed in the current report on Form 8-K to be filed by the Company pursuant to Section 4.6.


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      2.7 Financial Statements. The financial statements (including any related notes) of the Company and its subsidiaries included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto in effect at the time of their filing with the SEC. Such financial statements were prepared in accordance with United States GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly presented in all material respects the financial position of the Company and its subsidiaries as of the respective dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      2.8 Poison Pill Provisions. The Company has amended the Rights Agreement, dated as of February 10, 1999, between the Company and Harris Trust Company of California, as amended (the "RIGHTS AGREEMENT") to exclude the Purchaser and any of its Affiliates and assignees from the definition of "15% Stockholder" (as that term is defined in the Rights Agreement) effective immediately prior to the execution and delivery of this Agreement and the Series D Purchase Agreement, and, accordingly, the Company has taken all action necessary to ensure that no Rights (as that term is defined in the Rights Agreement) have been exercised or are exercisable in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The Board of Directors of the Company (at a meeting duly called and held) has, by the unanimous vote of all directors present, approved such amendment to the Rights Agreement. Following the effectiveness of the amendment referred to in the preceding sentence, there will be no other amendments or actions necessary to exclude the application of the Rights Agreement to the Purchaser or any of its Affiliates or any of the transactions contemplated by the Transaction Documents.

      2.9 No Litigation. Except as set forth on SCHEDULE 2,9 or the reports or documents filed at least 5 Trading Days prior to the Closing Date by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (the "PRE-AGREEMENT SEC DOCUMENTS"), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and, the Company's knowledge, no other event has occurred which, if determined adversely, could reasonably be expected to result in litigation which would have a Material Adverse Effect. There is no legal or regulatory proceeding or inquiry described in the Pre-Agreement SEC Documents that could reasonably be expected to have a Material Adverse Effect.

      2.10 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any anti-takeover provision contained in the Company's Charter or By-Laws or Delaware law which is or could become applicable to Purchaser or, to the extent such action is permissible under Delaware law, its assignees and transferees, as a result of the transactions contemplated by the Transaction Documents, including, without limitation, (i) the Company's issuance of the Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares, the Warrant and the Warrant Shares to the Purchaser, (ii) the Purchaser's ownership of the Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares, the Warrant and the Warrant Shares and (iii) the


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purchase of the Series D Preferred Stock pursuant to the Series D Purchase
Agreement and the subsequent conversion by the Purchaser of all of the shares of Series D Preferred Stock then held by it.

      2.11 Completeness of Disclosure. The Company has delivered to the Purchaser true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to specifically in the Schedules or that has been requested by the Purchaser. None of this Agreement, the other Transaction Documents or any annex or schedules hereto or thereto or certificate provided pursuant hereto or thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact, development or threatened development (excluding general economic factors affecting business in general) which the Company has not disclosed to the Purchaser in writing or referred to in a Pre-Agreement SEC Document which has a Material Adverse Effect or, so far as the Company can now reasonably foresee, may have a Material Adverse Effect.

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser represents and warrants to the Company the following:

      3.1 Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Authorization; Enforcement. (i) The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder, (ii) the execution and delivery of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and (iii) the Transaction Documents constitute valid and binding obligations of the Purchaser enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

      3.3 No Conflicts. The execution, delivery and performance of the Purchaser Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Purchaser's certificate of incorporation or by-laws, or (ii) conflict with any agreement, indenture or instrument to which the Purchaser is a party, or
(iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or Governmental Authority applicable to the Purchaser, except, in the case of clauses (ii) and (iii), for any such violation or conflict which would not have a Material Adverse Effect on the Purchaser or Safeguard Scientifics. As applied to each of the Purchaser and Safeguard Scientifics, "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, prospects, properties or condition (financial or otherwise) of the relevant party and which is (either alone or together with all other adverse effects) material to relevant party and its subsidiaries taken as a whole, and any material adverse effect on the transactions contemplated by, or the rights or remedies of the relevant party or obligations of such party under the Transaction Documents or any other agreement or document contemplated hereby or thereby.

      3.4 Purchase Representations.

            (a) Access to Other Information. The Purchaser acknowledges that the Company has made available to the Purchaser the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which the Purchaser considers relevant or appropriate in connection with entering into the Transaction Documents.

            (b) Risks of Investment. The Purchaser acknowledges that the Securities have not been registered under the Securities Act. The Purchaser is capable of assessing the risks of an investment in the Securities and is fully aware of the economic risks thereof.

            (c) Purchase Representation. The Purchaser is purchasing the Purchaser Shares, the Future Purchase Shares and the Warrant and, when received, the Warrant Shares, for its own account and not with a view to distribution in violation of any securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Securities or the Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition. Nothing in this paragraph
(c) is intended to limit or otherwise affect the obligations of the Purchaser under Section 4.2.

            (d) Restricted Securities. The Purchaser acknowledges and understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Securities have been issued in reliance on the certain exemptions for non-public offerings under the Securities Act, which exemptions depend upon, among other things, the representations made and information furnished by the Purchaser.

            (e) Ability to Bear Economic Risk. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D, as amended, under the Securities Act, and that it (i) is able to bear the economic risk of its investment in the Securities, (ii) is able to hold the Securities for an indefinite period of time, and (iii) can afford a complete loss of its investment in the Securities and, when received, the Warrant Shares.

4.    COVENANTS.

      4.1 Covenants of the Company.

            (a) Limitations on Corporate Action. The Company covenants and agrees that, following the Closing Date and until the earliest of (i) June 30, 2004, (ii) the date that the Purchaser and its Affiliates no longer own greater than 40% of the voting power of all outstanding securities of the Company entitling the holders thereof to vote generally in the election of directors, or
(iii) the date on which Safeguard Scientifics or any of its direct or indirect wholly-owned subsidiaries (or, to the extent of any transfer of Equity Securities transferred to an Affiliate, any such Affiliate transferee) sells, disposes or otherwise transfers

(other than a transfer to an Affiliate) any Equity Securities (other than any deemed disposal of an exercisable or convertible security in connection with the exercise or conversion thereof), unless the Purchaser shall otherwise consent in writing and except as otherwise expressly contemplated hereby, neither the Company nor any of its subsidiaries shall, directly or indirectly:

                  (i) sell, lease, convey, or otherwise dispose of any portion of its assets other than in the ordinary course of business consistent with past practice, or merge with or into or consolidate with any other corporation (other than a wholly owned subsidiary of the Company) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is sold or otherwise transferred;

                  (ii) increase the number of shares of capital stock of the Company available for grant under any of the Company's stock option or similar benefit plans (excluding the increase in the number of authorized shares under the Company's 1996 Equity Compensation Plan to be voted upon at the annual meeting of stockholders of the Company on June 5, 2002);

                  (iii) incur any indebtedness or issue any debt instrument (whether or not convertible into equity securities) of the Corporation in excess of $5 million;

                  (iv) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or make any equity investments therein;

                  (v) issue any Equity Securities (as defined in Section 4.3(a)); provided that the Company may issue or grant to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, shares of Common Stock (and/or options, warrants or other Common Stock purchase rights) pursuant to compensation plans, agreements, or other arrangements approved by the board of directors of the Company (each, a "COMPENSATORY GRANT") if the Purchaser has unreasonably failed to consent to such Compensatory Grant; provided further, that for purposes of this Section 4.1(a)(v) any failure by Purchaser to consent to any such Compensatory Grant shall be deemed to be reasonable unless the Company shall have offered Purchaser (or any Affiliate designated by Purchaser) a warrant or comparable Common Stock purchase right (a "PURCHASER COMPENSATORY PURCHASE RIGHT") to acquire at a per share exercise price equal to the per share exercise price applicable to such Compensatory Grant a number of shares of Common Stock so that if all Compensatory Grants and all Purchaser Compensatory Purchase Rights were exercised in full, Purchaser (together with any applicable Affiliates) would be entitled to acquire one share of Common Stock more that the recipients of all Compensatory Grants would be entitled to acquire;

                  (vi) declare any dividend on any class or series of stock;

                  (vii) commence any voluntary bankruptcy proceedings;

                  (viii) enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families;

                  (ix) make or permit any material change in the nature of the Company's business as carried out on the Closing Date except as contemplated by the Business Plan;

                  (x) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purchase), any securities of the Company;

                  (xi) make any amendment to its Charter or By-laws or take any other action, including without limitation, adopting any shareholder rights plan, agreement in which rights or obligations are affected as a result of changes in control or in the holdings of the stockholders of the Company or similar arrangements, which, directly or indirectly, (i) limits its legal capacity or ability to perform its obligations under the Transaction Documents, or any other instrument or agreement executed or to be executed pursuant to the provisions hereof or thereof or (ii) which may adversely affect the rights of the Purchaser under any of the Transaction Documents or the right of the Purchaser to purchase securities of the Company or to sell, dispose or otherwise transfer the Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares, the Warrant or the Warrant Shares or any other securities of the Company owned by the Purchaser on or after the date hereof; or

                  (xii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in (i) through (xi) above.

            (b) The Company shall create a committee (the "RELATED PARTY TRANSACTIONS COMMITTEE") comprised of three "independent directors" (as defined in Section 4.2(a)) that shall be tasked with considering, and if appropriate, approving any transaction between the Company and related persons that, if entered into, would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act and any other material transaction or arrangement with the Purchaser or its Affiliates (or in which they have a material interest), for which an amount of money cannot be identified.

            (c) The Company shall deliver or make available to the Purchaser such information relating to the financial condition, business, prospects or corporate affairs of the Company as the Purchaser may from time to time reasonably request and shall permit the Purchaser, at its expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its employees and auditors, all at such reasonable times as may be requested by Purchaser. Without limiting the generality of the foregoing, the Company shall give such assistance to the Purchaser as the Purchaser may reasonably require to enable the Purchaser to meet its financial reporting and disclosure obligations with respect to the Company. The Company will give the Purchaser (or any representative designated by the Purchaser or any director of the Company who is an employee of the Purchaser of an Affiliate of the Purchaser) not less than two days' prior written notice of each meeting of the Board of Directors of the Company and of any other committee or group exercising responsibilities comparable to those exercised by the Board of Directors, specifying the time and place of such meeting and, to the extent then known, the matters to be discussed thereat and inviting the Purchaser (or such representative) to attend and participate therein (without, however, a right to vote thereat in such capacity).

            (d) To the extent not inconsistent with the fiduciary duties of the Board of Directors of the Company upon the request of the Purchaser in a writing signed by Purchaser and referencing this Section 4.1(d) (a "DESIGNATION NOTICE"), the Company will request that the Board of Directors of the Company appoint or nominate for election by the stockholders to the Board, nominees designated by the Purchaser in the Designation Notice, provided that the number of nominees so designated, if appointed or elected, plus all other directors previously so designated and appointed or nominated or who are directors, officers or employees of the Purchaser or any of its Affiliates (each, a "PURCHASER DIRECTOR"), would not be greater than the number of incumbent directors plus one. As used in the preceding sentence, the term "incumbent directors" shall mean all members of the Company's board of directors who are not Purchaser Directors. The Company will reimburse the Purchaser or its nominees who are appointed or elected to the Board of Directors who are employees of the Purchaser for all reasonable out of pocket costs incurred by such Purchaser Directors in attending meetings of the Board of Directors or committees thereof and in discharging their duties as directors of the Company. The Company will compensate Purchaser Directors who are not employees of the Purchaser on a basis comparable to the compensation arrangements in effect for directors of Purchaser who are not Purchaser Directors. Provided that there exists at least one Purchaser Director, the Company will cause a Purchaser Director to be a member of each committee of the Board of Directors of the Company except for the Related Party Transactions Committee Audit Committee.

      4.2 Covenants of Purchaser. The Purchaser covenants and agrees that, following the Closing Date, unless otherwise permitted by the affirmative vote of a majority of the Related Party Transactions Committee or the affirmative vote of a majority of the outstanding shares of securities entitling the holders thereof to vote generally in the election of directors (excluding shares of such securities held by the Purchaser or its Affiliates), it shall:

            (a) to the extent not inconsistent with their fiduciary duties, cause all directors of the Company who are employees of the Purchaser of any of it Affiliates or who are appointed or nominated for election to the Board of Directors of the Company at the request of the Purchaser, to vote in favor of the election of three persons who meet the definition of an "independent director" under Rule 4200(14) of the rules of the Nasdaq National Market, Inc., to the Company's audit committee and three such persons (who may or may not be the same persons) to the Related Party Transactions Committee (as defined in
Section 4.1(b) above);

            (b) not, for a period of one year following the Closing Date, take any action to cause the Company to conduct its business in an manner other than in substantial accordance with the Business Plan of the Company; and

            (c) not, for a period of one year following the Closing Date, effect a Rule 13e-3 Transaction, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended and in effect on the date hereof.

      4.3 Right of First Refusal of Purchaser. The following Sections 4.3(a) through 4.3(d) shall only be binding upon the parties if approved by the Company's stockholders as contemplated by Section 1.4(a) above.

            (a) The Purchaser or its designee that is also its Affiliate shall have a right of first refusal to purchase the Purchaser's pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue, to Persons other than the Purchaser, for cash, cash equivalents or non-cash consideration after the issuance of the Initial Purchase Shares pursuant to this Agreement (a "FINANCING TRANSACTION"), including, without limitation, all public offerings, private placements and equity lines (whether or not sold off a shelf registration statement), but not including the Equity Securities excluded by Section 4.3(d) hereof. If any such other Financing Transaction provides for non-cash consideration, in whole or in part, from such other potential purchaser(s), the Purchaser (or its designee) shall still have the right to participate in the Financing Transaction as provided in this
Section 4.3(a), provided that cash or cash equivalents may be substituted for such non-cash consideration. The term "EQUITY SECURITIES" shall mean (i) any Common Stock or preferred stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or preferred stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or preferred stock or (iv) any such warrant or right. As used in this Agreement, "on an as converted basis" means giving effect to the issuance of all shares of capital stock which can be acquired from the Company or any wholly-owned subsidiary of the Company upon conversion or exercise in full of purchase rights under the terms of any outstanding Equity Security, including the Warrant.

            (b) If the Company proposes to engage in a Financing Transaction, it shall give the Purchaser notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same or, if the price is not then known, the range of prices or manner of determining the price (including any term sheet relating thereto). The Purchaser shall have 10 Business Days from the giving of such notice to agree to purchase up to the Purchaser's pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving notice to the Company and stating therein the quantity of Equity Securities it agrees to purchase and whether the Purchaser or a designee that is also an Affiliate of the Purchaser, or both, will be making such purchase. For purposes hereof, the Purchaser's pro rata share shall be that percentage of the Equity Securities offered by the Company determined by dividing the number of shares of Common Stock (on an as converted basis) held by the Purchaser and its Affiliates by the number of shares of Common Stock held by all stockholders of the Company on an as converted basis.

            (c) If the Purchaser fails to exercise such preemptive rights hereunder, the Company shall have 120 days thereafter to sell such Equity Securities allocated to the Purchaser to any other person(s), at a price and upon general terms and conditions materially no more favorable (as to amount of capital being raised or the per-share price of the Equity Securities to be sold) to the purchasers thereof than were offered to the Purchaser pursuant to Section 4.3(b) hereof. If the terms of the Financing Transaction are materially changed after the Purchaser fails to exercise its preemptive rights hereunder, the Company shall provide the Purchaser with a notice describing such new terms and the Purchaser shall once again have 10 Business Days to exercise its preemptive rights pursuant to Section 4.3(b).

            (d) The preemptive rights established by this Section 4.3 shall have no application to any of the following Equity Securities:

                  (i) Compensatory Grants made on or after the date hereof; provided however, that to the extent that the Company makes any Compensatory Grants in violation of Section 4.1(a)(v) above, the Purchaser (or any designated Affiliate) shall have the right to acquire from the Company at a per share exercise price equal to the per share exercise price applicable to such Compensatory Grant a number of shares of Common Stock equal to the number of shares of Common Stock to which such Compensatory Grant relates; and

                  (ii) Common Stock issued pursuant to any options, warrants, or subscription or purchase rights or agreements outstanding as of the date of this Agreement ("OUTSTANDING CONVERTIBLE/EXERCISABLE SECURITIES"); provided however, that to the extent that, in connection with the conversion or exercise of Outstanding Convertible/Exercisable Securities, the Purchaser (or any designated Affiliate) is not able to exercise the Warrant in full to acquire shares of Common Stock, the Purchaser (or any designated Affiliate) shall have the right to acquire from the Company up to 975,000 shares of Common Stock at an exercise prices equal to the exercise or conversion prices applicable to Outstanding Convertible/Exercisable Securities convertible or exercisable into such number of shares of Common Stock.

      4.4 Tag Along Rights. If at any time prior to the third anniversary of the Closing Date, the Purchaser or any its Affiliates sells (the date of such sale is referred to herein as the "SALE DATE") a number of shares of Common Stock that is greater than 30% of the outstanding shares of Common Stock on such Sale Date, to any Person or Persons (the "PROPOSED PURCHASER") in a transaction or series of transactions other than in an Exempt Transaction (as defined below), each of the stockholders of the Company (other than the Purchaser or any of its Affiliates) shall have the right to sell to the Proposed Purchaser, as a condition of such sale by the Purchaser or its Affiliate, at the same price per share and on the same terms and conditions as would apply to the sale by the Purchaser or its Affiliate in such transaction, the same proportion of shares of Common Stock owned by such other stockholder as the proposed sale represents with respect to the aggregate number of shares of Common Stock then owned by the Purchaser and its Affiliates. Purchaser shall not, and shall cause its Affiliates not to, make any such sale unless the foregoing rights are afforded to such other stockholders, the existence of the rights is communicated to such stockholders (provided the Company makes the requisite information available to the Purchaser upon request) and reasonable procedures are established to permit such stockholders a reasonable opportunity to exercise such rights. All sales to the same Person or to such Person's Affiliates shall be aggregated for purposes of determining whether the aggregate number of shares sold exceeds 30% of the outstanding shares of Common Stock. Likewise all sales to any member of a Group (as defined below) existing at the time the 30% minimum is exceeded or to Affiliates of any such member shall be aggregated.

      "EXEMPT TRANSACTION" means a sale of Common Stock in a (a) broadly disseminated public offering, or (b) a broker transaction under Rule 144 of the Securities Act.

      "GROUP" shall have the meaning set forth in Rule 13d-5 promulgated under the Securities Exchange Act of 1934.

      4.5 Public Announcements. Except as provided for herein, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other party as to the timing and contents of any such announcement; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental Authorities and all disclosure as may, in its good faith judgment after consulting with its legal counsel, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

      4.6 Securities Compliance. The Company shall take all action necessary under applicable law, rule and regulation for the legal and valid issuance of the Initial Purchase Shares and the Interim Purchase Shares, and, to the extent the issuance thereof is approved by the Company's stockholders as contemplated by Section 1.4(a), the Future Purchase Shares, the Warrant and the Warrant Shares. Without limiting the foregoing, the Company shall, within one (1) Trading Day following the Closing Date, issue a press release describing in detail the transactions contemplated in the Transaction Documents, and within two (2) Trading Days following the Closing Date, file a current report on Form 8-K with the SEC concerning the transactions contemplated hereby and attaching this Agreement, together with all Exhibits hereto (excluding the Schedules), as exhibits to such Form 8-K. Such Form 8-K and any other Form 8-K and/or press release or other publicity concerning the Transaction Documents shall contain such information as is reasonably requested by the Purchaser and as may be reasonably approved by the Purchaser in writing prior to issuance. If the Company fails to so file a Form 8-K or issue a press release as required herein within the requisite time period, the Purchaser at any time may issue a press release covering the transactions contemplated by the Transaction Documents.

      4.7 Reservation of Common Stock Issuable Upon Conversion of the Warrant. To the extent the issuance of the Warrant is approved by the Company's stockholders as contemplated by Section 1.4(a), the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the full exercise of the Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of the Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of the exercise of the Warrant such number of authorized but unissued shares of Common Stock that is at least equal to one share greater than 100% of the number of shares of Common Stock issuable upon exercise or conversion of all Convertible Securities (as defined in the Warrant).

      4.8 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities, as required under Regulation D of the Act and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the applicable Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

      4.9 Conversion of Series D Preferred Stock.

            (a) In the event that the requisite approval of the Company's stockholders regarding the matters contemplated by clause (iii) in Section 1.4(a) is obtained within 90 days of the date hereof, then the Purchaser shall within 48 hours (the date on which such period expires being the "CONVERSION DATE") of such approval having been obtained convert all shares of Series D Preferred Stock then owned by it into Common Stock of the Company in accordance with the terms and conditions of the Certificate of Designations of the Series D Preferred Stock; provided however, that the obligations of Purchaser to convert all such shares of Series D Preferred Stock are subject to the satisfaction, at or prior to the Conversion Date, of the following conditions:

                  (i) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental or regulatory authority restraining or prohibiting the Purchaser from converting such shares of Series D Preferred Stock shall be in effect; and

                  (ii) No litigation, arbitration or administrative proceeding ("LITIGATION") shall have been commenced and continue to be pending before any court or other governmental or regulatory authority which, in the reasonable judgment of the Purchaser, would make the conversion of all of the shares of Series D Preferred Stock then owned by the Purchaser imprudent.

            (b) If the Purchaser does not convert all of the shares of Series D Preferred Stock then owned by it on the Conversion Date because of the failure of the condition in Section 4.9(a)(i) or (ii),

                  (i) the Purchaser shall not, until the date that is nine (9) months following the Conversion Date, exercise any rights it may have under the Certificate of Designations of the Series D Preferred Stock or otherwise to cause the Company to repurchase shares of Series D Preferred Stock.

                  (ii) the Purchaser shall be obligated to convert all such shares of Series D Preferred Stock then owned by it into Common Stock in accordance with the terms and conditions of the Certificate of Designations of the Series D Preferred Stock at such time as (A) any Restraining Order which caused the failure of the condition in Section 4.9(a)(i) has been withdrawn or nullified or is otherwise no longer restraining or prohibiting the Purchaser as provided in Section 4.9(a)(i) and (B) any Litigation which caused the failure of the condition in Section 4.9(a)(ii) is dismissed, settled (which settlement shall not be entered into by the Company without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld) or otherwise finally adjudicated.

            (c) Notwithstanding the foregoing, the nine-month period referred to in Section 4.9(b)(i) will be extended by three months if on the date which is nine months following the Conversion Date, Safeguard, in the exercise of its reasonable judgment, determines that there exists a reasonable basis to believe that the conditions in Section 4.9(a)(i) and (ii) will be satisfied any time within the three months following such date.

5.    EXPENSES; INDEMNITY.

      5.1 Expenses.

            (a) Whether or not the transactions contemplated by the Transaction Documents are consummated, the Company will pay all costs and expenses (including reasonable fees, charges and disbursements of legal counsel) incurred by the Purchaser in connection with such transactions (collectively, "EXPENSES"). If the transactions hereby are consummated, the Company shall pay the amount due for the Expenses two Business Days after receipt of statements therefor in customary form. If the transactions contemplated hereby are not consummated, the Company will pay the amount due for Expenses within five Business Days of the termination of this Agreement pursuant to Section 7 but not earlier than two Business Days after receipt of statements therefor in customary form.

            (b) The Company will indemnify the Purchaser and any of its Affiliates, and hold harmless the Purchaser and any of its Affiliates against any documentary taxes, assessments or charges made or imposed by any Governmental Authority by reason of (i) the execution and delivery of this Agreement or (ii) the issuance of any of the Securities, except that the Purchaser shall be obligated to pay any taxes or charges resulting from any subsequent transfer of the Securities by the Purchaser.

      5.2 Indemnification.

            (a) In consideration of the Purchaser's execution and delivery of this Agreement and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (other than any cause of action, suit or claim brought or asserted by or on behalf of any securityholders of Safeguard Scientifics in their capacity as such) and arising out of or resulting from the execution, delivery, performance, breach by the Company or enforcement against the Company of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and (iv) the enforcement of this Section 5.2(a).

            (b) In consideration of the Company's execution and delivery of this Agreement and the Registration Rights Agreement, the Purchaser shall defend, protect, indemnify and hold harmless the Company and its officers, directors, employees, and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "COMPANY INDEMNITEES") from and against any and all Indemnified Liabilities, incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or any other certificate or document contemplated hereby, or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement, and (c) the enforcement of this Section 5.2(b).

            (c) The parties agree that to the extent that the Purchaser or any of its Affiliates takes any action in its capacity as a stockholder, other than in the election of directors, that makes it impossible for the Company to comply with its obligations under Sections 4.1 or 4.7 or that is the proximate and reasonably foreseeable cause of a default thereunder, the failure to comply with such Sections shall be excused and not be deemed a breach of such Sections for purposes of this Agreement. The parties further agree that to the extent that an action is taken by a Purchaser Director or a Purchaser Director omits to take any action (including for these purposes any vote against a matter considered by the board of directors of the Company or a committee thereof, but excluding any action or omission that would be a breach of fiduciary duty) and the proximate and reasonably foreseeable result of any such action or omission makes it impossible for the Company to comply with its obligations under the Transaction Documents or results in a default thereunder, the failure to comply with such obligations shall be excused and not be deemed a breach of such obligations for purposes of this Agreement.

            5.3 Directors' and Officers' Insurance. All rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former directors or officers of the Company provided in the Company's Certificate of Incorporation and Bylaws shall survive the Closing and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Closing Date and thereafter with respect to claims based on acts or omissions occurring prior to the Closing Date that are asserted within such six-year period against any such current or former director or officer. The Company shall and, to the extent not inconsistent with their fiduciary duties, the Purchaser shall cause the Purchaser Directors to cause the Company, to maintain for a period of not less than six (6) years from the Closing Date the Company's current directors and officers insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Closing Date for all persons who are directors and officers of the Company on the date of this Agreement; provided, however, that in no event shall the Company be required to pay a premium in any one year in excess of 150% of the current annual premium for the existing policy; provided further, that if such policy is not available for an annual premium of no more than 150% of the current annual premium, then a policy in an amount and scope as great as can be obtained for an annual premium of 150% of the current annual premium shall be obtained.

      5.4 Survival. The obligations of the Company and the Purchaser under this
Section 5 will survive the payment, exercise of the Warrant or transfer of any of the Initial Purchase Shares, the Interim Purchase Shares, the Future Purchase Shares or the Warrant Shares, enforcement, amendment or waiver of any provision of this Agreement or any of the other Transaction Documents, and the termination of this Agreement or any of the other Transaction Documents.

6.    NOTICES.

      6.1 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

                  ChromaVision Medical Systems, Inc.
                  33171 Paseo Cerveza
                  San Juan Capistrano, California 92675
                  Facsimile: (949) 443-5257
                  Attention: Financial Officer

with a copy to:

                  Gibson, Dunn & Crutcher, LLP
                  333 South Grand Avenue
                  Los Angeles, California 90071
                  Facsimile: (213) 229-7520
                  Attention: Roy J. Schmidt, Esq.

If to the Purchaser:

                  Safeguard Delaware, Inc.
                  103 Springer Building
                  3411 Silverside Road
                  P.O. Box 7048
                  Wilmington, DE 19803
                  Telecopy: (302) 478-3667
                  Attention: Chief Financial Officer
with copies to:

                  Safeguard Scientifics, Inc.
                  435 Devon Park Drive
                  800 Building
                  Wayne, PA 19087
                  Telecopy: (610) 254-4301
                  Attention: General Counsel

and

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA 19103
                  Telecopy: (215) 963-5299
                  Attention: Richard B. Aldridge

      Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date and recipient facsimile number or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

7.    TERMINATION.

      7.1 Termination. This Agreement may be terminated (by written notice by the terminating party to the other party) and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

            (a) By mutual written consent of each of the Purchaser and the Company;

            (b) By the Purchaser of the Company if the Closing or the conditions contained in Section 1.3 have not occurred or been satisfied on or before the second Business Day following the date hereof; or

            (c) By either the Purchaser or the Company if a Governmental Authority or arbitrator shall have issued an order, decree or ruling or taken any other action, in each case restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement to occur at the Closing, and such order, decree, ruling or other action shall not have been lifted.

      7.2 Effect of Termination.

            (a) In the event of termination of this Agreement as provided in
Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except as set forth in Sections 4.5, 5, 6, 8.4, 8.5, 8.6, 8.7, 8.9 and this Section 7.2.

8.    MISCELLANEOUS.

      8.1 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      8.2 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      8.4 Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

      8.5 Consent to Jurisdiction and Service of Process. THE COMPANY AND THE PURCHASER (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, COURTS OF THE STATE OF DELAWARE AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW CASTLE COUNTY, DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND
(II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND THE PURCHASER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT

SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      8.6 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

      8.7 Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights (but not obligations) under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchaser in accordance with its terms.

      8.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Purchaser may assign some or all of its rights hereunder without the consent of the Company in connection with any sale or transfer of all or any portion of the Securities held by the Purchaser. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, except in connection with a transfer of its business substantially or as a whole, whether by merger, consolidation, sale of assets or otherwise and provided that (1) the assignee assumes in writing all obligations hereunder and (2) the Company remains liable to the extent still existing.

      8.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      8.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      8.11 Remedies. The Purchaser and each of its assignee shall have all rights and remedies set forth in this Agreement and the other Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Purchaser and each of its assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

      8.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any such notice, demand or election in whole or in part without prejudice to its future actions and rights.

      8.13 Obligations Absolute. Except as expressly set forth in the Transaction Documents, the parties' obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first written above.

                                        CHROMAVISION MEDICAL SYSTEMS, INC.


                                          /s/ Carl W. Apfelbach
                                        ----------------------------------
                                        By: Carl W. Apfelbach
                                        Title: President and CEO


                                        SAFEGUARD DELAWARE, INC.


                                          /s/ N.J. Klauder
                                        ---------------------------------
                                        By: N.J. Klauder
                                        Title: Vice President


                                        SAFEGUARD SCIENTIFICS, INC.


                                          /s/ N.J. Klauder
                                        ---------------------------------
                                        By: N.J. Klauder
                                        Title: Managing Director

                                                                         ANNEX I

                              CERTAIN DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "AFFILIATE" shall mean, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Philadelphia, Pennsylvania are required or authorized to be closed.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America. The term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors as generally accepted accounting principles, and (b) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion (except for changes in which said accountants concur) as to financial statements in which such principles have been properly applied.

      "GOVERNMENTAL AUTHORITY" shall mean:

      (a) the government of

            (i) the United States of America or any State or other political subdivision thereof, or

            (ii) any jurisdiction in which the Company or any of its subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any of its subsidiary, or

      (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "LIEN" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "PERSON" or "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as the date hereof, between the Company and the Purchaser.

      "SERIES D WARRANTS" shall mean the warrants to purchase common stock issued pursuant to that certain Securities Purchase Agreement, dated as of July 10, 2001, by and among the Company and the persons listed on Schedules I thereto.

      "SUBSIDIARY" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company.

      "TRADING DAY" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or
(z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

      "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Series D Purchase Agreements and the Warrant.

                                                                         ANNEX 2

All terms used in this Annex 2 and not defined shall have the ascribed to them in the Securities Purchase Agreement to which this Annex 2 is attached. Except as otherwise noted, the Steps/Actions are listed in the order the parties intend such Steps/Actions to occur.

------------------------------------------------------------------------------------------
         STEP                                         ACTION
------------------------------------------------------------------------------------------
1                        The Company and the Purchaser enter into separate Series D
                         Purchase Agreements with each holder of shares of Series D
                         Preferred Stock other than the Purchaser (each, a "Series D
                         Holder").
------------------------------------------------------------------------------------------
2                        The Purchaser purchases from each Series D Holder the
                         shares of Series D Preferred Stock owned by such Series
                         D Holder.
------------------------------------------------------------------------------------------
3                        The Company and the Purchaser enter into this Agreement.
------------------------------------------------------------------------------------------
4                        The Purchaser purchases from the Company the Initial Purchase
                         Shares.
------------------------------------------------------------------------------------------
5                        On July 11, 2002, the Purchaser purchases from the Company the
                         Interim Purchase Shares.(Assumes Stockholder Meeting is held after 7/11/02)
------------------------------------------------------------------------------------------
6*                       The Purchaser purchases from the Company the Future
                         Purchase Shares, and the Company issues the Purchaser
                         the Warrant.
------------------------------------------------------------------------------------------

* - Indicates that these Steps/Actions are contingent on receiving the requisite approval of the Company's stockholders at the Stockholder Meeting contemplated by Section 1.4(a).